Exhibit 10.44

EXECUTION COPY

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of May 14, 2015 (together with all exhibits and schedules hereto, this “Second Amendment”), is entered into by and between DUNNING CREEK LLC, a Delaware limited liability company (the “Borrower”), and DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”) as Administrative Agent (in such capacity, the “Administrative Agent”) and as a lender (DBNY and each other Lender party to the Credit Agreement from time to time, the “Lenders” and each a “Lender”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement described below.

RECITALS:

A. The Borrower and DBNY are parties to a Credit Agreement dated as of May 14, 2014 by and among the Borrower and DBNY, as Administrative Agent and as a Lender, as amended pursuant to that First Amendment to Credit Agreement dated as of June 4, 2014 (the credit agreement, as amended and amended and restated prior to the date hereof, the “Credit Agreement” and, the Credit Agreement, as amended by this Second Amendment, the “Amended Credit Agreement”).

B. The parties hereto desire, among other things, to (i) amend section 2.04 to the Credit Agreement, (ii) extend the Scheduled Commitment Termination Date, (iii) modify certain of the representations and warranties provided by the Borrower under the Credit Agreement, (iv) add an Event of Default to the Credit Agreement and (v) amend certain of the definitions in the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment of Credit Agreement. Effective as of the Second Amendment Closing Date (as defined below), the Credit Agreement is hereby amended as follows:

(a) Section 2.03(a) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

“(a) Setup Fee. The Borrower shall pay to DBNY a Setup Fee in an amount and at the time as set forth in the fee letter between DBNY and the Borrower dated as of May 14, 2015 (the “May 2015 Fee Letter”). The Borrower agrees that, once paid, the fees or any part thereof payable hereunder are irrevocable and non-refundable under any circumstances. The May 2015 Fee Letter supersedes all prior fee letters, which remain valid and enforceable until the execution of the May 2015 Fee Letter.”

(b) Section 2.04 of the Credit Agreement is hereby replaced in its entirety with the following:

“Section 2.04 Lender Commitment Reduction, Applicable Margin Adjustments and Margin Requirement Changes. The Lenders may from time to time, subject to Section 9.13(a), upon 60 days prior written notice (which notice shall specify in detail such actions to be taken) to Borrower and to the Administrative Agent take one or more of the following actions: (i) reduce the Maximum Commitment; (ii) change the Applicable Margin and (iii) change the definition of “Margin Requirement”, “Base Margin Requirement”, “Additional Margin Requirement” or “Portfolio Limitations” (and each of the Annexes referenced therein). If the Lenders reduce the Maximum Commitment in accordance with this Section 2.04, each Lender shall maintain its Commitment during the 60-day period following the date on which the Lenders provided the notice of such reduction (such day, the “Termination Notice Day”) in an amount equal to the least of: (i) the outstanding principal amount of the Loans as of the close of business on the Termination Notice Day, (ii) the average outstanding principal amount of the Loans over the thirty (30) Business Days immediately preceding the Termination Notice Day, (iii) the lowest outstanding principal amount of the Loans as of the close of business on any Business Day following and including the Termination Notice Day, and (iv) the Maximum Commitment (such applicable amount, the “OET Commitment Amount”). Borrower acknowledges and agrees that if on the effective date of such reduction of the Maximum Commitment the aggregate principal amount of the then outstanding Loans exceeds the OET Commitment Amount, then no later than on such effective date Borrower shall repay the principal amount of Loans (together with accrued interest on such repaid principal amount) such that immediately thereafter the aggregate principal amount of Loans outstanding shall not be greater than the OET Commitment Amount.”

(c) Section 5.02 of the Credit Agreement is hereby amended (i) by renumbering the existing paragraph as paragraph (a) of such Section and adding the caption “(a) Due Authorization, Non-Contravention.” at the beginning of such new paragraph (a), and (ii) by adding the following paragraph (b) immediately following newly added paragraph (a) thereof:

“(b) Investment Company Act.

(i) The Borrower is a wholly owned Subsidiary of FSIC II.

(ii) FSIC II (x) is an investment company that has elected to be regulated as a business development company under the Investment Company Act and (y) is not required to register as an “investment company” under the Investment Company Act. FSIC II Advisor is (x) not required to register as an “investment company” under the Investment Company Act and (y) an investment adviser under the Investment Advisers Act of 1940.

(iii) The investment of FSIC II in the Borrower is not prohibited by Section 12(d) of the Investment Company Act.

(iv) The execution, delivery and performance by the Borrower of this Agreement, each other Credit Document and its obligations hereunder and thereunder do not and will not violate any provision of the Investment Company Act or any rule, regulation, statutory guidance, no-action letter or interpretation promulgated by the SEC thereunder applicable to the Borrower, FSIC II or FSIC II Advisor.”

(d) Section 7.01(m) of the Credit Agreement is hereby amended by (i) deleting the “or” appearing after existing clause (ii) thereof, (ii) deleting the “.” appearing after existing clause (iii) thereof and replacing it with “; or”, and (iii) adding the following new clause (iv) immediately following existing clause (iii) thereof:

“The Equity Owner fails to comply with all leverage requirements and restrictions applicable to Business Development Companies (as such term is used in the Investment Company Act and the rules and regulations promulgated thereunder) applicable to it.”

(e) The definitions of “Applicable Margin” and “Scheduled Commitment Termination Date” in Annex I to the Credit Agreement are hereby replaced in their entirety with the following:

““Applicable Margin” means with respect to all outstanding Loans provided by the Lenders, 1.45% per annum.”

““Scheduled Commitment Termination Date” means May 14, 2016.”

(f) The following definition is hereby added to Annex I to the Credit Agreement in the applicable alphabetical location:

““May 2015 Fee Letter” has the meaning set forth in Section 2.03(a).”

(g) The definition of “Advance Amount” in Annex II to the Credit Agreement is hereby replaced in its entirety with the following:

““Advance Amount” means, as of any date of determination under the Overcollateralization Test (as described in this Section 1), (a) the sum for all Eligible Investments of the product of (i) the Market Value (determined as described in Section 4 below) of such Eligible Investment (determined as described in Section 2 below) and (ii) one minus the Margin Requirement for such Eligible Investment minus (b) the Unpaid Amount as of such date; provided, however, that if the price at which the Borrower has contracted to sell an Eligible Investment (the “Sale Price”) is at any time less than the Market Value Price then, notwithstanding anything herein to the contrary, the Advance Amount shall automatically be decreased until the date of settlement of the sale of such Eligible

Investment by an amount equal to the product of (x) the principal amount of the Eligible Investment subject to the sale and (y) the excess, if any, of the Market Value Price over the Sale Price.”

(h) The definition of “Fund Investments” in Section 5 of Annex II to the Credit Agreement is hereby deleted and replaced in its entirety with the following:

““Fund Investments” means all Cash, Cash Equivalents, Bank Loans and Corporate Bond Securities owned by the Borrower, together with any other financial asset that the Administrative Agent has expressly agreed to in writing may be included as a “Fund Investment”. After the Closing Date, Fund Investments which the Borrower has contracted to (i) purchase shall be deemed for purposes of the Credit Agreement to be owned by the Borrower from the date of settlement of such purchase and (ii) sell shall cease to be Fund Investments for purposes of the Credit Agreement from the date of settlement. For the avoidance of doubt, “Fund Investments” shall not include Trade Claims.”

Section 2. Conditions Precedent. It shall be a condition precedent to the effectiveness of Section 1 of this Second Amendment that each of the following conditions is satisfied (the date on which such effectiveness occurs, the “Second Amendment Closing Date”):

(a) Agreements. The Administrative Agent shall have received executed counterparts of this Second Amendment and the May 2015 Fee Letter duly executed and delivered by an Authorized Representative of the Borrower.

(b) Evidence of Authority. The Administrative Agent shall have received:

(1) a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), dated the Second Amendment Closing Date, as to:

(i) the authority of the Borrower to execute and deliver this Second Amendment and to perform its obligations under the Amended Credit Agreement, the Notes, and each other Credit Document executed by it, in each case as amended by this Second Amendment and each other instrument, agreement or other document to be executed in connection with the transactions contemplated in connection herewith and therewith;

(ii) the absence of any changes in the Organic Documents of the Borrower since the copies delivered in connection with the closing of the Credit Agreement; and

(2) such other instruments, agreements or other documents (certified if requested) as the Administrative Agent may reasonably request.

(c) Officer’s Certificate. The Administrative Agent shall have received a certificate (which may be the same certificate as reference in Section 2(b)(i) above) of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), in each case on behalf of the Borrower dated as of the Second Amendment Closing Date, in form and substance reasonably satisfactory to the Administrative Agent (which shall be deemed to have been given under the Credit Agreement), to the effect that, as of such date:

(1) all conditions set forth in this Section 2 (CONDITIONS PRECEDENT) have been fulfilled;

(2) all representations and warranties of the Borrower set forth in Article 5 of the Credit Agreement (REPRESENTATIONS AND WARRANTIES) are true and correct in all material respects as if made on the Second Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date);

(3) all representations and warranties set forth in each of the Collateral Documents are true and correct in all material respects as if made on the Second Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date); and

(4) no Default or Event of Default shall be continuing.

(d) Opinion of Counsel. The Administrative Agent shall have received a legal opinion from Dechert LLP, counsel to the Borrower, the Manager and FSIC II Advisor, in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request.

(e) Manager Letter. The Administrative Agent shall have received from the Manager a letter in the form of Exhibit A hereto addressed to the Administrative Agent reaffirming all of its obligations under the Manager Letter entered into in connection with the Credit Agreement.

(f) Equity Owner Letter. The Administrative Agent shall have received from the Equity Owner a letter in the form of Exhibit B hereto addressed to the Administrative Agent reaffirming all of its obligations under the Equity Owner Letter entered into in connection with the Credit Agreement.

(g) FSIC II Advisor Letter. The Administrative Agent shall have received from FSIC II Advisor a letter in the form of Exhibit C hereto addressed to the Administrative Agent reaffirming all of its obligations under the FSIC II Advisor Letter entered into in connection with the Credit Agreement.

(h) Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of the Lenders, as the case may be, all fees, costs and expenses then due and payable to it under the Credit Agreement and the May 2015 Fee Letter; it being understood that payment of fees under the 2015 Fee Letter shall not count toward utilization of the limit set forth in clause (x) of the definition of “Administrative Expenses” or toward utilization of any other limit, cap or basket set forth in any Credit Document.

(i) After giving effect to Section 1 of this Second Amendment and any requested Borrowing on the Second Amendment Closing Date, (1) the aggregate principal amount of all Loans outstanding will not exceed the Maximum Commitment and (2) the Overcollateralization Test is satisfied.

(j) Satisfactory Legal Form. All limited liability company and other actions or proceedings taken or required to be taken in connection with the transactions contemplated hereby and all agreements, instruments, documents and opinions of counsel executed, submitted, or delivered pursuant to or in connection with this Second Amendment by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; all certificates and opinions delivered pursuant to this Second Amendment shall be addressed to the Administrative Agent and the Lenders, or the Administrative Agent and the Lenders shall be expressly entitled to rely thereon; the Administrative Agent and its counsel shall have received all information, and such number of counterpart originals or such certified or other copies of such information, as the Administrative Agent or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Second Amendment shall be reasonably satisfactory to counsel to the Administrative Agent.

Section 3. Miscellaneous.

(a) GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(b) Amendments, Etc. None of the terms of this Second Amendment may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Administrative Agent (or other applicable party thereto as the case may be), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) Severability. If any one or more of the covenants, agreements, provisions or terms of this Second Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Second Amendment and shall in no way affect the validity or enforceability of the other provisions of this Second Amendment.

(d) Counterparts. This Second Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

(e) Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f) Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Second Amendment.

(g) Entire Agreement. This Second Amendment constitutes a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall (together with the Amended Credit Agreement and the other Credit Documents) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER DUNNING CREEK LLC, as Borrower

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker Title: Executive Vice President

[Signature Page to Second Amendment]

ADMINISTRATIVE AGENT:
DEUTSCHE BANK AG, NEW YORK BRANCH as Administrative Agent

By:	/s/ Ian R. Jackson
Name: Ian R. Jackson Title: Director

By:	/s/ Matthew Bowen
Name: Matthew Bowen Title: Managing Director

[Signature Page to Second Amendment]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Lender

By:	/s/ Ian R. Jackson
Name: Ian R. Jackson
Title: Director

By:	/s/ Matthew Bowen
Name: Matthew Bowen
Title: Managing Director

[Signature Page to Second Amendment]